                        DiVall Income Properties 3, L.P.
                                 QUARTERLY NEWS


A publication of The Provo Group, Inc.                SECOND QUARTER 1997



BOATMEN'S LITIGATION AWAITS RULING FROM JUDGE
Kansas City, Missouri

An affiliated partnership of DiVall     The former general partners had
Income Properties 3, L.P. went to       borrowed $600,000 during or before
trial on June 23, 1997 against          1991 from Metro North State Bank (the
Boatmen's First National Bank of        note is now held by Boatmen's).  The
Kansas City (Boatmen's).  The trial     proceeds of the Note were never
was over within two days, however,      received by DiVall 1.
no judgment has been made at this
time                                    To date, DiVall 1 has shared the
                                        expenses of this litigation with its
DiVall Insured Income Fund, L.P.        affiliated partnerships, DiVall
(DiVall 1), the affiliated              Income Properties 3, L.P. and DiVall
partnership,  had previously filed a    Insured Income Properties 2, L.P.  It
complaint during March 1994 in the      will also share any recoveries
United States District Court for the    resulting from a partial or full
Western District of Missouri against    cancellation of the alleged
Boatmen's seeking a declaratory         indebtedness in accordance with the
judgment that Boatmen's had no right    allocation percentages previously
or interest in a promissory note        defined for the Restoration Trust.
executed in the name of DiVall 1 by
the former general partners secured     Management is currently awaiting the
by mortgages on five properties in      judge's ruling.
DiVall 1.

                          --------------------------

                              OTHER NEWS INSIDE...

 .   "CKE" Acquires Hardee's Restaurants .......Property Highlights, pg 3

 .   Cypress Restaurants to Buy Denny's? .......Property Highlights, pg 3

 .   Nebraska Hardee's Sold to Burger King .....Property Highlights, pg 3

 .   Third-Party Solicitations ...............Questions and Answers, pg 4

Page 2                             DiVall 3                           2 Q 97


                         -----------------------------

                            Distribution Highlights


 .  4.7% (approx.) annualized return     .  $7.31 per unit (approx.) for the
   from operations and other sources       Second Quarter 1997 from both cash
   based on $10,600,000 ("net"             flow from operations and investing
   remaining initial investment).          activities.

                                        .  $546.00 to $382.00 range of
 .  $125,000 total amount distributed       distributions per unit from the first
   for the Second Quarter 1997 which       unit sold to the last unit sold
   was $50,000 more than budgeted.         before the offering closed (April
                                           1992), respectively.
   The higher than budgeted
   distributions are primarily a result    Distributions are from both cash flow
   of the rent received from the           from operations and "net" cash
   Hardee's restaurant (Wahoo, NE)         activity from financing and investing
   which was scheduled to be sold          activities.  (NOTE:  Original units
   earlier this year. (NOTE: This          were purchased for $1,000/unit.)
   property has subsequently been sold.
   See "Property Highlights" below.)

                         ----------------------------

                 Statements of Income and Cash Flow Highlights


 .  27% increase in operating revenues         .  9% decrease in operating
   from projections.                             expenses from projections.


 .  $30,000 increase in rental income as       .  Equipment residuals in the
   a result of unbudgeted rent received          amount of $7,500 were
   from the Hardee's restaurant (Wahoo,          collected during the quarter.
   NE) which was initially scheduled to          These residuals had been
   be sold and from budgeted vacancies           previously written off by the
   which have not occurred.                      Partnership.

Page 3                             DiVall 3                               2 Q 97


                         ----------------------------

                              Property Highlights

                                   Vacancies
                                   ---------

                   There were no vacancies at June 30, 1997.
                              --

                               Rents Receivable
                               ----------------

               There were no delinquent rents at June 30, 1997.
                          --

                               Sale of Property
                               ----------------

  . The Partnership sold its Hardee's restaurant (Wahoo, NE) to a Burger King franchise for $405,000 during July 1997. This property was previously leased to Midland Food Systems, Inc., who had initiated the property sale with management as a result of a decline in sales over the last year.

                            Other Property Matters
                            ----------------------

  . Hardee's Food Systems, Inc., was formally acquired in July 1997 by CKE Restaurants, owner of Carl's Jr. restaurants. The Partnership anticipates the buy out and the marriage of Hardee's breakfast menu and Carl's Jr.'s lunch/dinner menus may "boost" sales nationwide. This acquisition impacts the Partnership's Hardee's restaurants in Oak Creek and St. Francis, Wisconsin.

  . Cypress Restaurants, Inc., tenant of Denny's restaurant (Sanford, FL), and the Partnership have agreed "in principle" to a sale of this property to Cypress Restaurants. Although the proposed transaction has several contingencies, management anticipates a closing during the Fourth Quarter of 1997.

                            ----------------------

                            Restoration Highlights

  .  There were no recoveries received   .  The trial against  Boatmen's First
     during the Second Quarter 1997.        National Bank of Kansas City was
                                            held on June 23 and 24, 1997.
  .  "Total" recoveries received to
     date for the Partnership are           No ruling has been issued.
     approximately $2,400,000.

Page 4                             DiVall 3                               2 Q 97


                         ----------------------------

                               Return of Capital

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended September 30, 1990 through June 30, 1997.

================================================================================

                                                  Distribution   Capital
                                                  ------------   -------
                                                  Analysis       Balance
                                                  --------       -------

     Original Capital Balance                           -        $17,102,520
     Cash Flow From Operations Since Inception     $ 1,496,978        -
     Total Distributions Since Inception            (7,987,983)       -
                                                   -----------

     (Return) of Capital                           $(6,491,005)   (6,491,005)
                                                   ===========   -----------

     "Net" Remaining Initial Investment
          by Original Partners                          -        $10,611,515
                                                                 ===========
================================================================================

   (NOTE: For a more individualized discussion of return of capital contact
                             Investor Relations.)



                         ----------------------------

                              Questions & Answers

1.   Why am I receiving solicitations    2.  When can I expect my next
     to buy my units?                        distribution mailing?

     Any solicitations that you receive      Your next scheduled distribution
     to buy your units are a result of       correspondence for the Third
     a third-party (not affiliated with      Quarter of 1997 will be mailed on
     TPG, Inc.) who is interested in         November 15, 1997.
     acquiring units at a discounted
     rate. As General Partner, we
     encourage you to thoroughly review
     all your options.

Page 5                              DiVall 3                              2 Q 97


                                     * * *

================================================================================

 For questions or additional information, please contact Investor Relations at
                       1-800-547-7686 or 1-608-244-7661.

               All written inquiries may be mailed or faxed to:

                             The Provo Group, Inc.

          Post Office Box 8673              1410 Northport Drive
          Madison, Wisconsin  53708-8673    Madison, Wisconsin  53704

                              (FAX 608-244-7663)

================================================================================

                        DIVALL INCOME PROPERTIES 3 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1997

-----------------------------------------------------------------------------------------------------------------------
                                                                         PROJECTED          ACTUAL             VARIANCE
                                                                         ----------------------------------------------
                                                                            2ND               2ND
                                                                          QUARTER           QUARTER             BETTER
                                                                          6/30/97           6/30/97            (WORSE)
                                                                          -------           -------            -------
OPERATING REVENUES
  Rental income                                                         $127,477            $157,387           $ 29,910
  Direct financing interest                                                  558                 558                  0
  Interest income                                                          6,988               5,380             (1,608)
  Recovery of amounts previously written off                                   0               8,439              8,439
  Other income                                                                 0                  89                 89
                                                                        --------            --------           --------
TOTAL OPERATING REVENUES                                                $135,023            $171,853           $ 36,830
                                                                        --------            --------           --------
OPERATING EXPENSES
  Insurance                                                             $  1,341            $  1,240           $    101
  Management fees                                                         15,915              15,960                (45)
  Restoration fees                                                             0                   0                  0
  Overhead allowance                                                       1,326               1,287                 39
  Advisory Board                                                           4,250               2,600              1,650
  Administrative                                                          15,945              14,819              1,126
  Professional services                                                    3,300               2,420                880
  Auditing                                                                 8,250               8,250                  0
  Legal                                                                    1,625               1,619                  6
  Defaulted tenants                                                        1,050                   0              1,050
                                                                        --------            --------           --------
TOTAL OPERATING EXPENSES                                                $ 53,002            $ 48,195           $  4,807
                                                                        --------            --------           --------
INVESTIGATION AND RESTORATION EXPENSES                                  $  6,077            $ 11,431           $ (5,354)
                                                                        --------            --------           --------
NON-OPERATING EXPENSES
  Depreciation                                                          $ 25,806            $ 29,330           $ (3,524)
  Amortization                                                                 0                 447               (447)
                                                                        --------            --------           --------
TOTAL NON-OPERATING EXPENSES                                            $ 25,806            $ 29,777           $ (3,971)
                                                                        --------            --------           --------
TOTAL EXPENSES                                                          $ 84,885            $ 89,403           $ (4,518)
                                                                        --------            --------           --------
NET INCOME                                                              $ 50,138            $ 82,450           $ 32,312

OPERATING CASH RECONCILIATION:                                                                                  VARIANCE
                                                                                                                --------
  Depreciation and amortization                                           25,806              29,777              3,971
  Recovery of amounts previously written off                                   0              (8,439)            (8,439)
  (Increase) Decrease in current assets                                   20,918               6,918            (14,000)
  Increase (Decrease) in current liabilities                             (30,047)             11,577             41,624
  (Increase) Decrease in cash reserved for payables                       10,300             (11,500)           (21,800)
  Advance from/(to) future cash flows for current distributions          (13,000)                  0             13,000
                                                                        --------            --------           --------
Net Cash Provided From Operating Activities                             $ 64,115            $110,783           $ 46,668
                                                                        --------            --------           --------
CASH FLOWS FROM (USED IN) INVESTING
  AND FINANCING ACTIVITIES
  Recoveries from former G.P. affiliates                                       0                   0                  0
  Principal received on equipment leases                                   8,567              12,822              4,255
  Principal payments received on notes receivable                              0                   0                  0
                                                                        --------            --------           --------
Net Cash Provided from Investing And Financing
  Activities                                                            $  8,567            $ 12,822           $  4,255
                                                                        --------            --------           --------
Total Cash Flow For Quarter                                             $ 72,682            $123,605           $ 50,923

Cash Balance Beginning of Period                                         218,286             320,990            102,704
Less 1st quarter distribution paid 5/97                                  (75,000)           (100,000)           (25,000)
Change in cash reserved for payables or distributions                      2,700              11,500              8,800
                                                                        --------            --------           --------
Cash Balance End of Period                                              $218,668            $356,095           $137,427

Cash reserved for 2nd quarter L.P. distributions                         (75,000)           (125,000)           (50,000)
Cash advanced from (reserved for) future distributions                    28,000                   0            (28,000)
Cash reserved for payment of payables                                    (25,700)            (86,500)           (60,800)
                                                                        --------            --------           --------
Unrestricted Cash Balance End of Period                                 $145,968            $144,595           $ (1,373)
                                                                        ========            ========           =========
-----------------------------------------------------------------------------------------------------------------------
                                                                         PROJECTED          ACTUAL             VARIANCE
                                                                         ----------------------------------------------
*  Quarterly Distribution                                               $ 75,000            $125,000           $ 50,000
   Mailing Date                                                          8/15/97           (ENCLOSED)                 -
-----------------------------------------------------------------------------------------------------------------------
*  Refer to distribution letter for detail of quarterly distribution.

PROJECTIONS FOR
DISCUSSION PURPOSES

                DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP
                             1997 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

                                         --------------------------------------
                                          ORIGINAL CAPITAL          $17,102,520
                                          NET DISTRIBUTION OF
                                            CAPITAL SINCE
                                            INCEPTION               $ 6,491,005
                                                               ----------------
                                          CURRENT EQUITY            $10,611,515
                                          ---------------------================
PORTFOLIO  (Note 1)

                                     ------------------------------
                                               REAL ESTATE
                                     ------------------------------
                                                 ANNUAL
---------------------------------                 BASE         %
CONCEPT          LOCATION              COST       RENT       YIELD
---------------------------------    ------------------------------
APPLEBEE'S       PITTSBURGH, PA        891,333    116,040    13.02%
      "                  "

DENNY'S          CO SPRINGS, CO        580,183     77,460    13,35%
DENNY'S          ENGLEWOOD, CO         213,211     35,880    16,83%

DENNY'S          SANFORD, FL         1,136,433    140,340    12,35%
      "                  "

HARDEE'S (3)     ST. FRANCIS, WI     1,194,381     92,000     7.70%
      "                  "

HARDEE'S (3)     OAK CREEK, WI       1,341,906     88,000     6.56%
      "                  "

HARDEE'S         WAHOO, NE             511,616     68,280    13.35%
---------------------------------    ---------------------------------

---------------------------------    ---------------------------------
PORTFOLIO TOTALS (7 Properties)      5,869,063    618,000    10.53%
---------------------------------    ---------------------------------


                                     ----------------------------------------------------------------------------
                                                                      EQUIPMENT
                                     ----------------------------------------------------------------------------
                                       LEASE                                      ANNUAL
---------------------------------    EXPIRATION                                    LEASE                    %
CONCEPT          LOCATION               DATE                COST                 RECEIPTS                 RETURN
---------------------------------    -----------------------------------------------------------------------------
APPLEBEE'S       PITTSBURGH, PA                            290,469                                          0.00%
      "                  "                                  58,094                                          0.00%

DENNY'S          CO SPRINGS, CO       05/31/97             210,976                  53,520                 25.37%
DENNY'S          ENGLEWOOD, CO                             210,976                                          0.00%

DENNY'S          SANFORD, FL                               263,720                                          0.00%
      "                  "                                  79,116                                          0.00%

HARDEE'S (3)     ST. FRANCIS, WI               (2)         369,688                       0                  0.00%
      "                  "                     (2)          84,500                       0                  0.00%

HARDEE'S (3)     OAK CREEK, WI                 (2)         482,078                       0                  0.00%
      "                  "                     (2)         105,488                       0                  0.00%

HARDEE'S         WAHOO, NE                                 290,468                       0                  0.00%
---------------------------------    -----------------------------------------------------------------------------

---------------------------------                    -------------------------------------------------------------
PORTFOLIO TOTALS (7 Properties)                          2,445,573                   53,520                 2.19%
---------------------------------                    -------------------------------------------------------------

                                                     -------------------------------------------------------------
                                                                                   TOTALS
                                                     -------------------------------------------------------------
----------------------------------                                                 ANNUAL                     %
CONCEPT          LOCATION                                    COST                 RECEIPTS               RETURN
----------------------------------                   -------------------------------------------------------------
APPLEBEE'S       PITTSBURGH, PA                           1,239,896                 116,040                9.36%
      "                  "

DENNY'S          CO SPRINGS, CO                             791,159                 130,980               16.56%
DENNY'S          ENGLEWOOD, CO                              424,187                  35,880                8.46%

DENNY'S          SANFORD, FL                              1,479,269                 140,340                9.49%
      "                  "

HARDEE'S (3)     ST. FRANCIS, WI                          1,648,569                  92,000                5.58%
      "                  "

HARDEE'S (3)     OAK CREEK, WI                            1,929,472                  88,000                4.56%
      "                  "

HARDEE'S         WAHOO, NE                                  802,084                  62,280                8.51%
---------------------------------                    -------------------------------------------------------------

---------------------------------                    -------------------------------------------------------------
PORTFOLIO TOTALS (7 PROPERTIES)                           8,314,636                 671,520                8.08%
---------------------------------                   -------------------------------------------------------------


                                                         -------------------
                                                             TOTAL %
                                                          ON $10,611,515
---------- ----------------------                            EQUITY
CONCEPT          LOCATION                                     RAISE
---------- ----------------------                        -------------------
APPLEBEE'S       PITTSBURGH, PA
      "                  "

DENNY'S          CO SPRINGS, CO
DENNY'S          ENGLEWOOD, CO

DENNY'S          SANFORD, FL
      "                  "

HARDEE'S (3)     ST. FRANCIS, WI
      "                  "

HARDEE'S (3)     OAK CREEK, WI
      "                  "

HARDEE'S         WAHOO, NE

---------------------------------                            ---------------

---------------------------------                            ---------------
PORTFOLIO TOTALS (7 Properties)                                         6.33%
---------------------------------                            ---------------

Note: 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.
      2: The lease was terminated and the equipment sold to Hardee's Food
         Systems in conjunction with their assumption of the Terratron leases. 3: These leases were assumed by Hardee's Food Systems at rental rates lower than those stated in the original leases.